EXHIBIT 10.8

EXECUTION VERSION

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of May 31, 2016 (this “Incremental Amendment”), to the CREDIT AGREEMENT dated as of August 18, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among JAGUAR HOLDING COMPANY II, a Delaware corporation (the “Parent Borrower”), PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC, a Delaware limited liability company (the “Subsidiary Borrower”), JAGUAR HOLDING COMPANY I, a Delaware corporation (“Holdings”), each lender from time to time party thereto (collectively, the “Lenders” and, individually, a “Lender”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and an L/C Issuer. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

A. The Borrowers have notified the Incremental Term Loan Lender and the Incremental Arranger (each as defined below) that one or more of their Subsidiaries intends to acquire assets and/or equity interests in a company previously identified to the Incremental Term Loan Lender and the Incremental Arranger (the “Acquisition”).

B. Pursuant to Section 2.14 of the Credit Agreement, the Borrowers have requested an increase in the aggregate principal amount of the existing Term Loan Tranche outstanding under the Credit Agreement on the terms and conditions set forth herein and in the Credit Agreement, and the Borrowers have appointed Credit Suisse Securities (USA) LLC as the Incremental Arranger in connection therewith (the “Incremental Arranger”).

C. Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree to this Incremental Amendment.

SECTION 1. Incremental Amendment.

a. On and as of the Incremental Amendment Effective Date (as defined below), the party hereto providing the Incremental Term Loan Commitment (as defined below) as indicated on Annex I hereto (the “Incremental Term Loan Lender”) hereby provides the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (it being agreed that the Incremental Term Loans (as defined below) shall be funded at 99.0% of the principal amount thereof, and notwithstanding said discount all calculations hereunder and under the Credit Agreement with respect to the Incremental Term Loans, including the accrual of interest and the repayment or prepayment of principal, shall be based on 100% of the stated principal amount thereof) on the terms and subject to the conditions provided for herein (the “Incremental Term Loan Commitment” and the loans to be made in respect thereof subject to the terms and conditions provided for herein, the “Incremental Term Loans”). The Incremental Term Loans shall be provided in accordance with, and be subject to all of the terms and conditions set forth in, the Credit Agreement (including, without limitation, Section 2.14 thereof).

b. The Incremental Term Loan Lender, Holdings and the Borrowers acknowledge and agree that upon the incurrence of Incremental Term Loans pursuant to the Incremental Term Loan Commitment, such loans shall constitute Initial Term Loans (and Term Loans and Loans) for all purposes of the Credit Agreement and the other applicable Loan Documents. It is understood and agreed that on the date of the making of the Incremental Term

Loans, and notwithstanding anything to the contrary set forth in Section 2.02 of the Credit Agreement, the Incremental Term Loans shall be added to (and form part of) each Term Borrowing of outstanding Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Term Borrowings), so that each Lender of Term Loans will participate proportionately in each then outstanding Borrowing of Term Loans.

c. The Incremental Term Loan Lender, Holdings and the Borrowers agree to the terms and conditions set forth herein in respect of the Incremental Term Loan Commitment provided pursuant to this Incremental Amendment.

d. The Incremental Term Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Incremental Amendment and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, (iii) acknowledges and agrees that no fiduciary or advisory relationship between the Administrative Agent and the Incremental Term Loan Lender is intended to be or has been created in respect of any of the transactions contemplated by this Incremental Amendment, (iv) acknowledges and agrees that the Incremental Term Loan Lender is capable of evaluating and understanding, and it understands and accepts, the terms, risks and conditions of the transactions contemplated by this Incremental Amendment, (v) acknowledges and agrees that the Administrative Agent or any of its Affiliates may have received fees or other compensation from Holdings or any of its Affiliates in connection with this Incremental Amendment which may or may not be publicly disclosed and such fees or compensation do not affect any Incremental Term Loan Lender’s independent credit decision to enter into the transactions contemplated by this Incremental Amendment, (vi) acknowledges and agrees that notwithstanding that no fiduciary or similar relationship exists between the Administrative Agent and the Incremental Term Loan Lender, the Incremental Term Loan Lender hereby waives, to the fullest extent permitted by law, any claims it may have against the Administrative Agent or its Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Administrative Agent and its Affiliates shall have no liability (whether direct or indirect) to the Incremental Term Loan Lender in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on behalf of or in right of the Incremental Term Loan Lender, including the Incremental Term Loan Lender’s stockholders, employees or creditors, (vii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (viii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender or a Term Lender.

e. Upon (x) the occurrence of the Incremental Amendment Effective Date (as defined below) and (y) the satisfaction (or waiver as provided for therein) of the conditions precedent set forth in Section 8 below, the Incremental Term Loan Lender (i) shall be obligated to make the Term Loans committed to be made by it as provided in this Incremental Amendment on the date such conditions are so satisfied (or waived), on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Incremental Amendment and (ii) to the extent provided in this Incremental Amendment, shall have the rights and obligations of a Lender and a

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Term Lender thereunder and under the other applicable Loan Documents; provided that (x) if the conditions precedent set forth in Section 8 below are not satisfied (or waived) on or prior to August 9, 2016 (the “Incremental Commitment Termination Date”), then the Incremental Term Loan Commitment shall immediately terminate and the Incremental Term Loan Lender shall have no further obligation hereunder to make Incremental Term Loans to the Borrowers and (y) only one drawing of Incremental Term Loans may be made by the Borrowers on or prior to the Incremental Commitment Termination Date.

f. The Borrowers acknowledge and agree that (i) they shall be liable for all Obligations with respect to the Incremental Term Loan Commitment provided hereby, including, without limitation, all Incremental Term Loans made pursuant hereto and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the Collateral Documents and each Guaranty.

g. Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitment provided hereby and all Incremental Term Loans made pursuant thereto (i) shall be fully guaranteed pursuant to their respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and shall constitute Guaranteed Obligations under and as defined in the Guaranties and (ii) are fully secured by the Collateral Documents and shall be entitled to the benefits of their respective Collateral Documents as, and to the extent, provided therein and in the Credit Agreement and shall constitute Secured Obligations under and as defined in the Security Agreement.

h. The Incremental Term Loans to be made as provided in this Incremental Amendment shall constitute an increase in the existing Term Loan Tranche outstanding under the Credit Agreement and shall be on the same terms as, and become part of, the existing Term Loan Tranche under the Credit Agreement. The Borrowers hereby unconditionally promise to repay the Term Loans (including the Incremental Term Loans) in accordance with the schedule of installment payments set forth in Section 2.07(a) of the Credit Agreement (after giving effect to the amendments thereto effected hereby and as the same may be further adjusted in accordance with the provisions of the Credit Agreement). Interest will begin accruing on the Incremental Term Loans on the Incremental Loan Funding Date (as defined below).

i. On and as of the date of the funding of the Incremental Term Loans to the Borrowers hereunder (the “Incremental Loan Funding Date”), the Borrowers and the Incremental Arranger agree that (i) unless the context clearly requires otherwise, the parties hereto agree that the Incremental Term Loan Lender will be deemed to be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents (and each reference therein to the “Lenders” will be deemed to include the Incremental Term Loan Lender), (ii) unless the context clearly requires otherwise, the definitions of the terms “Initial Term Loans”, “Term Loans”, “Loans” and “Term Facility” shall be deemed modified to include the Incremental Term Loans, (iii) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order therein: “Amendment No. 1” means Amendment No. 1, dated as of May 31, 2016, to this Agreement, (iv) Section 2.07(a) of the Credit Agreement shall be deleted in its entirety and be replaced with the new Section 2.07(a) contained in Annex II hereto and (v) clause (iii) of Section 2.14(f) of the Credit Agreement shall be amended and restated in its entirety as follows:

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“(iii) with respect to any New Term Facility incurred on or prior to the date that is eighteen months after the Closing Date, the All-in Yield applicable to such New Term Facility shall be determined by the Borrowers and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding All-in Yield for the Initial Term Loans made on the Closing Date, unless the All-in Yield with respect to all Initial Term Loans is increased by an amount equal to the difference between (i) the All-in Yield with respect to such New Term Facility less 50 basis points and (ii) the All-in Yield on the Initial Term Loans made on the Closing Date”.

SECTION 2. Representations and Warranties. The Borrowers hereby represent and warrant, on the date hereof and as of the Incremental Loan Funding Date (as defined above) (before and after giving effect to the making of the Incremental Term Loans) that:

(i) no Default or Event of Default exists, both before and after giving effect to this Incremental Amendment;

(ii) the representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality), both before and after giving effect to this Incremental Amendment, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty was true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date (and except that, for purposes of this clause (ii), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Section 6.01(a) and (b), respectively, of the Credit Agreement prior to the Incremental Amendment Effective Date); and

(iii) this Incremental Amendment has been duly authorized, executed and delivered by the Borrowers and each other Loan Party, and this Incremental Amendment constitutes a legal, valid and binding obligation of the Borrowers and each other Loan Party, enforceable against the Borrowers and each other Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

SECTION 3. Reference To And Effect Upon The Credit Agreement. (a) From and after the Incremental Loan Funding Date and the making of the Incremental Term Loans, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement as modified hereby, and (ii) this Incremental Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b) Each Loan Party hereby acknowledges that it has read this Incremental Amendment and consents to the terms hereof and further hereby affirms, confirms and agrees that (i) notwithstanding the effectiveness of this Incremental Amendment, the obligations of such Loan Party under each of the Loan Documents to which it is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects, in each case, as amended hereby; and (ii) its Guarantee of the Obligations, and the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as and to the extent provided in the Collateral Documents, shall continue in full force and effect in respect of, and to secure, the Obligations (including, without limitation, in respect of the Incremental Term Loans) and shall

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accrue to the benefit of the Secured Parties (including the holders of Incremental Term Loans). Without limiting the foregoing, as security for the payment or performance, as the case may be, in full of the Obligations, each Loan Party hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all right, title and interest now owned or at any time hereafter acquired in the Collateral (as defined in each Collateral Document).

(c) Except as expressly set forth herein, this Incremental Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the L/C Issuers, the Administrative Agent, the Collateral Agent or any other Secured Party under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Incremental Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein. This Incremental Amendment shall not extinguish the Obligations for the payment of money outstanding under the Loan Documents or discharge or release the Liens granted in any Collateral Document or any security therefor or any guarantee thereof, and the Liens and security interests for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Loan Documents or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.

SECTION 4. Counterparts, Etc. This Incremental Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Incremental Amendment by delivering by facsimile or other electronic transmission a signature page of this Incremental Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Section headings in this Incremental Amendment are included herein for convenience of reference only and shall not constitute part of this Incremental Amendment for any other purpose.

SECTION 5. Governing Law; Jurisdiction; Etc. The provisions of Sections 3.06, 10.15 and 10.17 of the Credit Agreement shall apply to this Incremental Amendment, mutatis mutandis.

SECTION 6. Certain Agreements Regarding Fees. You agree to pay to the Incremental Term Loan Lender a nonrefundable per annum ticking fee (the “Ticking Fee”), in an amount equal to the product of (a) the Incremental Term Loan Commitment and (b) 100% of the Applicable Rate then in effect under the Credit Agreement for Initial Term Loans that are Eurocurrency Rate Loans plus the Adjusted Eurocurrency Rate for an Interest Period of one month beginning on the second Business Day prior to the Ticking Start Date (subject to the “floor” provided in the definition of Adjusted Eurocurrency Rate). The Ticking Fee shall accrue from and including May 14, 2016 (such date, the “Ticking Start Date”) and ending on the earlier of (x) the Incremental Loan Funding Date and (y) the Incremental Commitment Termination Date (such earlier date, the “Ticking Fee Termination Date”).

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The Ticking Fee shall be calculated on the basis of the actual number of calendar days elapsed in a 360-day year and shall be payable by the Borrowers, regardless of whether the Incremental Loan Funding Date ever occurs, to the Incremental Term Loan Lender on the Ticking Fee Termination Date.

SECTION 7. Effectiveness of this Incremental Amendment. This Incremental Amendment shall become effective at the time (the “Incremental Amendment Effective Date”) when the Administrative Agent shall have received duly executed signature pages for this Incremental Amendment signed by the Administrative Agent, each Loan Party, the Incremental Term Loan Lender and the Incremental Arranger.

SECTION 8. Conditions to Incremental Loan Funding Date. Notwithstanding anything herein to the contrary, the obligation of the Incremental Term Loan Lender to make the Incremental Term Loans to the Borrowers pursuant to the Incremental Term Loan Commitment is subject to satisfaction (or waiver by the Incremental Term Loan Lender and the Administrative Agent) of the following conditions precedent:

(i)

all costs, fees, expenses and other compensation contemplated under the Credit Agreement or under the Engagement Letter dated as of April 11, 2016, by and among Holdings, the Parent Borrower, the Subsidiary Borrower, Credit Suisse Securities (USA) LLC and Credit Suisse AG, Cayman Islands Branch (the “Engagement Letter”), shall have been paid to the extent applicable; and

(ii)	each other condition precedent set forth in Section 7 of Annex I hereto shall have been satisfied (or waived by the Incremental Term Loan Lender and the Administrative Agent).

The Incremental Arranger shall promptly notify the Borrowers and the Incremental Term Loan Lender of the Increase Effective Date with respect to the Incremental Term Loans as contemplated by Section 2.14(c) of the Credit Agreement.

SECTION 9. Use of Proceeds. The Borrowers covenant and agree that they will use the proceeds of the Incremental Term Loans solely (a) (i) to finance a portion of the Acquisition and to pay fees and expenses incurred in connection therewith or (ii) if the Acquisition has been consummated prior to the Incremental Loan Funding Date, for general corporate purposes, including to replenish cash to Holdings’ balance sheet, and (b) to pay any other amounts required to be paid by them in connection with the Acquisition or the Engagement Letter.

SECTION 10. Real Estate Collateral. The Borrowers shall, and shall cause their respective Subsidiaries to, deliver to the Collateral Agent as soon as practicable and in any event within 90 calendar days after the Incremental Loan Funding Date (or such longer period as the Collateral Agent may agree in its sole discretion), (a) an amendment to each Mortgage encumbering the Mortgaged Properties in form suitable for recording that shall provide such Mortgage remains in full force and effect and continues to secure the Obligations, as amended by this Incremental Amendment, which mortgage amendment shall be in form and substance reasonably acceptable to the Collateral Agent and its counsel in all respects, (b) endorsements to the mortgagee’s title insurance policies reflecting the amendment to the insured Mortgage as well as a date down endorsement in respect of each of the Mortgaged Properties, reflecting that there are no encumbrances affecting the Mortgaged Properties except as permitted under the Credit Agreement, and in each case in form and substance reasonably satisfactory to the Collateral

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Agent, (c) a customary opinion of local counsel in each jurisdiction in which a Mortgage Property is located for the benefit of the Collateral Agent with respect to the enforceability of the Mortgages as amended, together with such other opinions as the Collateral Agent shall require, and in form and substance reasonably acceptable to the Collateral Agent and (d) such further documents, instruments, acts or agreements as the Collateral Agent may reasonably request to affirm, secure, renew or perfect the liens of the Mortgages as amended. All of the actions referenced above shall be taken, and documents referenced above shall be delivered, at the sole expense of the Borrowers, including any recording charges, taxes, or other associated costs related thereto.

[Signature Pages follow]

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IN WITNESS WHEREOF, this Incremental Amendment has been executed by the parties hereto as of the date first written above.

JAGUAR HOLDING COMPANY I

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	General Counsel and Secretary

JAGUAR HOLDING COMPANY II

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	General Counsel and Secretary

PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	General Counsel and Secretary

CLINICAL RESEARCH ADVANTAGE, INC.
ACURIAN, INC.
CNS RESEARCH SCIENCE, INC.
CRA INTERMEDIATE HOLDINGS, INC.
INNOVA HOLDINGS, INC.
PPD INVESTIGATOR SERVICES, LLC
RADIANT RESEARCH, INC.

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 1 to the Credit Agreement]

APPLIED BIOSCIENCE INTERNATIONAL, LLC
PPD HOLDINGS, LLC
PPD GLOBAL CENTRAL LABS, LLC
ATP, LLC
PPD AERONAUTICS, LLC
PPD SERVICES, INC.
RIVER VENTURES, LLC
PPD VACCINES AND BIOLOGICS, LLC

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Vice President and Secretary

PHARMACO INVESTMENTS, INC.

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	President and Secretary

PPD DEVELOPMENT, L.P.

By:	PPD GP, LLC, its general partner

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Vice President, General Counsel and Secretary

PPD GP, LLC

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Vice President, General Counsel and Secretary

[Signature Page to Amendment No. 1 to the Credit Agreement]

JAGUAR CAYMAN FINANCE LIMITED

By:	/s/ Brian S. Tuttle
Name:	Brian S. Tuttle
Title:	Director

WILDCAT ACQUISITION HOLDINGS (UK) LIMITED

By:	/s/ B. Judd Hartman
Name:	B. Judd Hartman
Title:	Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as Administrative Agent, Collateral
Agent and Incremental Term Loan Lender

by	/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

by	/s/ Whitney Gaston
Name: Whitney Gaston
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC, as Incremental Arranger

by	/s/ Hayes Smith
Name: Hayes Smith
Title: Managing Director

[Signature Page to Amendment No. 1 to the Credit Agreement]

ANNEX I

TERMS AND CONDITIONS FOR INCREMENTAL TERM LOAN COMMITMENT

1. Names of Borrowers: JAGUAR HOLDING COMPANY II and PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC (on a joint and several basis)

2. Incremental Term Loan Commitment amounts (as of the Incremental Amendment Effective Date):

Name of the Incremental Term Loan Lender	Amount of Incremental Term Loan Commitment
Credit Suisse AG, Cayman Islands Branch	$200,000,000

3. Incremental Term Loan Borrowing Date: The date on which the conditions precedent in Section 8 of this Incremental Amendment are satisfied or waived as provided therein.

4. Maturity Date: Same as applicable to the existing Term Loans.

5. Interest Period: The initial Interest Period with respect to the Incremental Term Loans shall be determined in a manner that gives effect to the intent and purpose of the last sentence of Section 1(b) of this Incremental Amendment to which this Annex I is attached.

6. Other terms: Same as those applicable to the existing Term Loans.

7. Other Conditions Precedent:

a. The Administrative Agent shall have received such customary documents and certifications (including Organizational Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Incremental Amendment and the other Loan Documents and (B) that Holdings, the Borrowers and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, including certification by a Responsible Officer of each Borrower that the conditions specified in clauses (i) through (iii) of Section 2.14(d) of the Credit Agreement have been satisfied and that the conditions set forth in this Annex I have been satisfied.

b. The Administrative Agent shall have received, if requested by the Incremental Term Loan Lender reasonably in advance of the Incremental Loan Funding Date, a Term Note executed by the Borrowers in favor of the Incremental Term Loan Lender.

c. The Administrative Agent shall have received a Committed Loan Notice relating to the incurrence of the Incremental Term Loans.

d. The Administrative Agent shall have received a solvency certificate executed by the chief financial officer or similar officer, director, manager or authorized signatory of the Parent Borrower (after giving effect to the funding of the Incremental Term Loans to the Borrowers and the consummation of the Acquisition).

e. The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York and Delaware counsel to the Loan Parties, addressed to the Administrative Agent and the Incremental Term Loan Lender, in form and substance reasonably satisfactory to the Administrative Agent.

f. The Acquisition shall have been consummated, or substantially simultaneously with the borrowing of the Incremental Term Loans shall be consummated.

g. Holdings, the Borrowers and the Guarantors shall have provided the documentation and other information reasonably requested in writing prior to the Incremental Loan Funding Date by the Incremental Term Loan Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

h. The conditions set forth in Section 4.02 of the Credit Agreement shall have been satisfied.

i. The conditions set forth in Section 2.14 of the Credit Agreement to the making of an increase in the existing Term Loan Tranche in the manner provided for in this Incremental Amendment shall have been satisfied.

j. All actions or documents reasonably requested by the Administrative Agent that are necessary to establish or re-affirm that the Collateral Agent will have a perfected first priority security interest (subject to Liens permitted under Section 6.02 of the Credit Agreement) in the Collateral to secure the Incremental Term Loans shall have been taken or executed and delivered (including, if so requested, deeds of confirmation, amendments and/or supplements to Collateral Documents).

k. The Borrowers shall have delivered to the Administrative Agent the financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter ending March 31, 2016, and the associated Compliance Certificate required by Section 6.02(b) of the Credit Agreement.

ANNEX II

NEW SECTION 2.07(a)

(a) Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders the aggregate principal amount of all Initial Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of Initial Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Initial Term Loans made on the Closing Date and the funding date contemplated by Amendment No. 1)):

Date	Term Loan Principal Amortization Payment
June 30, 2016	$6,941,278.34
September 30, 2016	$6,941,278.34
December 31, 2016	$6,941,278.34
March 31, 2017	$6,941,278.34
June 30, 2017	$6,941,278.34
September 30, 2017	$6,941,278.34
December 31, 2017	$6,941,278.34
March 31, 2018	$6,941,278.34
June 30, 2018	$6,941,278.34
September 30, 2018	$6,941,278.34
December 31, 2018	$6,941,278.34
March 31, 2019	$6,941,278.34
June 30, 2019	$6,941,278.34
September 30, 2019	$6,941,278.34
December 31, 2019	$6,941,278.34
March 31, 2020	$6,941,278.34
June 30, 2020	$6,941,278.34
September 30, 2020	$6,941,278.34
December 31, 2020	$6,941,278.34
March 31, 2021	$6,941,278.34
June 30, 2021	$6,941,278.34
September 30, 2021	$6,941,278.34
December 31, 2021	$6,941,278.34
March 31, 2022	$6,941,278.34
June 30, 2022	$6,941,278.34
Maturity Date for Term Facility	$2,582,155,541.50

provided, however, that the final principal repayment installment of the Initial Term Loans shall be repaid on the Maturity Date for the Initial Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Initial Term Loans outstanding on such date.